UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 4, 2013

GSE Holding, Inc.
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(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

001-35382	77-0619069
(Commission File Number)	(IRS Employer Identification No.)

19103 Gundle Road, Houston, TX	77073
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (281) 443-8564

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On November 4, 2013, GSE Holding, Inc. (the “Company”) issued a press release announcing that Charles A. Sorrentino, a current member of the Board and interim President and Chief Executive Officer, was appointed the Company’s permanent President and Chief Executive Officer, effective immediately.  Mr. Sorrentino will be paid an annual base salary of $625,000 and be eligible for a management bonus up to 200% of his base salary.  In addition, Mr. Sorrentino will be granted 300,000 restricted stock units that will vest on December 31, 2014.

The Company also announced that Daniel Storey has been appointed Senior Vice President and Chief Financial Officer for GSE.  Mr. Storey had served as Vice President, Chief Accounting Officer and Corporate Controller of GSE since May of this year.  Mr. Storey will replace J. Michael Kirksey who has accepted a new position with another company and will resign from GSE.  In connection with the appointment of Mr. Storey as its Senior Vice President and Chief Financial Officer, the Company entered into a change of control and retention agreement in the form used by the Company for its executive officers providing for severance in the amount equal to one year’s base salary plus targeted bonus for year of termination in the event of a termination without cause.

Mr. Kirksey’s resignation will be effective upon filing of the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2013 (the “Employment Termination Date”).

On November 4, 2013, the Company and Mr. Kirksey entered into a transition and consulting agreement pursuant to which the parties agreed that Mr. Kirksey will continue to oversee the Company’s financial operations as an employee and CFO of the Company until the Employment Termination Date.  In addition, after the Employment Termination Date and until December 31, 2013, Mr. Kirksey will provide consulting services to the Company in accordance with the terms of the transition and consulting agreement.  Mr. Kirksey will continue to receive his base salary until December 31, 2013.

The foregoing description of the separation and transition agreement does not purport to be complete, and is qualified in its entirety by reference to the full text of such agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Daniel Storey has been appointed Senior Vice President and Chief Financial Officer for GSE effective November 15, 2013.  Mr. Storey had served as the Company’s Vice President, Chief Accounting Officer and Corporate Controller since May, 2013.  Mr. Storey will continue to be the Company’s Chief Accounting Officer.

Prior to joining the Company in May 2013, Mr. Storey, 43, was a Senior Finance Director at Hewlett-Packard Company (“HP”), a global provider of products, technologies, software, solutions and services.  While at HP from 1999 to 2013, Mr. Storey held a number of finance leadership roles including Senior Finance Director – Americas Software Controller where he was responsible for all aspects of finance leadership and support of the Americas Software business, including accounting, strategic planning, forecasting and analysis.  Prior to that role, Mr. Storey was the Senior Finance Director – US Controller where he was responsible for ensuring the accuracy of the US financial statements, driving a strong control environment and providing oversight of US accounting.  Prior to joining HP, Mr. Storey was Manager of Financial and Tax Reporting at Cliffs Drilling Company, an oilfield services company, from 1996 to 1999.  Prior to Cliffs Drilling Company, Mr. Storey was a public accountant at Ernst & Young from 1994 to 1996.

Mr. Storey earned a Bachelor of Business Administration and Masters in Professional Accounting from the University of Texas at Austin and is a Certified Public Accountant in the State of Texas.

In connection with the appointment of Mr. Storey as its Senior Vice President and Chief Financial Officer, the Company entered into a change of control and retention agreement in the form used by the Company for its executive officers providing for severance in the amount equal to one year’s base salary plus targeted bonus for year of termination in the event of a termination without cause.

There are no family relationships between Mr. Storey and any director or executive officer of the Company, and Mr. Storey has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.02.

A copy of the Company’s press release relating to the foregoing is furnished as Exhibit 99.1 to this Current Report on Form 8-K.  Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933 or the Exchange Act.

Item 9.01	Financial Statements and Exhibits.

Exhibit Number	Description
10.1	Transition and Separation Agreement

99.1	Press Release of GSE Holding, Inc. dated November 4, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 5, 2013
GSE HOLDING, INC.

/s/ Mark A. Whitney
By: Mark A. Whitney
Title: Vice President, General Counsel and Secretary